U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K/A

AMENDED CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Amended Report: May 29, 2001



STRATEGIC PARTNERS, INC.

COMMISSION FILE NO. 333-95485

A Wyoming Corporation           EIN: 77-0494696

3525 Sunset Lane
Oxnard, Calif. 93035

Telephone: 805-984-0821    Fax: 805-984-2764



Item 4.  Changes in Registrant's Certifying Accountant

     The registrant has changed its certifying accountant from
HJ & Associates to Roger Castro, CPA, 463 West Fifth St., Oxnard, CA
93030, Tel. 805-486-5630;   Fax 805-487-7433. The prior accounting firm was
dismissed on May 21, 2001 with approval of the board of directors of the Company. The new accounting firm was hired on May 21, 2001.

The prior accounting firm had not issued an adverse opinion or a disclaimer of opinion or qualified its opinion as to uncertainty, audit scope or auditing principles with respect to any prior financial statement of the Company audited within the past two years. During the past two years and any subsequent period preceding the dismissal there was no disagreement with the former accounting firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.



Item 7. Financial Statements and Exhibits

     (c) Exhibits attached:

     Exhibit 16 - Letter from HJ & Associates dated May 30, 2001




SIGNATURE

     In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, this registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




STRATEGIC PARTNERS, INC.


Dated:       May 30, 2001


By:   /s/ Frank J. Weinstock
     ---------------------------------
     Frank J. Weinstock, President,
     Director and Chief Executive Officer